Exhibit 10.36

English Translation

Game Business Cooperation Agreement

between

China Mobile Group Jiangsu Co., Ltd.

and

Shenzhen iDreamSky Technology Co., Ltd.

Place of Signing: Nanjing, Jiangsu

Party A: China Mobile Group Jiangsu Co., Ltd.

Address: 59 Hu Ju Road, Nanjing, Jiangsu province

Zip Code: 210029

Fax: 025-86668384

Deposit Bank: Agricultural Bank of China, Nanjing Hongqiao Branch Office

Bank Account:

State Tax Taxpayer Identification Number:

Party B: Shenzhen iDreamSky Technology Co., Ltd.

Address: Floor 7, EVOC Technology Building, No. 31 Gaoxin Central 4th Road, Nanshan District, Shenzhen

Zip Code: 518067

Fax: 0755-86530126

Deposit Bank: China Merchants Bank, Shenzhen Sungang Branch Office

Bank Account:

State Tax Taxpayer Identification Number:

In order to fully leverage the advantages of the Parties hereto in their respective areas of service and provide high-quality game services to the large customer base, the Parties hereto, upon thorough negotiations based on the principles of equality, mutual benefits, mutual supplementation of advantages and joint development, have agreed as follows on the cooperation of game business in Jiangsu province:

I. Contents and Principles of Cooperation

1. To the extent not violating the laws, regulations and relevant industry management policies, Party A will conduct a fair cooperation with Party B (who shall have relevant qualifications and permits) in jointly developing the game business. Both Parties will comply with the relevant management rules and requirements imposed by the State and the supervisory authorities on the industry and data value-added business by sticking to the principles of honesty, mutual faith and win-win cooperation, and provide customers with good-quality business and services.

2. Contents of Cooperation and Description of Business: During the term of cooperation, Party B will place the contents under cooperation on the “China Mobile Game Business Platform” provided by Party A, and shall be responsible for providing support services with respect to the contents provided by it. All information involved over the course of cooperation shall be subject to the contents posted in “China Mobile Game Business Platform.” The respective sections each Party is responsible for maintenance shall be defined according to the connection point of the Parties’ equipment. Party A’s end of connection point shall be maintained by Party A, and Party B’s end of connection point shall be maintained by Party B. Both Parties shall do its own duties to ensure the normal operation of the business.

3. Division of Duties Between Both Parties:

(1) Party A’s Duties: As China Mobile’s game business platform provider, Party A shall provide Party B with business connection and platform support services at costs, and shall construct and maintain the game business platform, put the game business online and operate its own channels relating to the relevant game business. Party A shall provide Party B with entrusted billing and collection of information fees, entrusted marketing, entrusted customer services and other various services at costs. The game business platform business code assigned by Party A to Party B is 710517. The resources of business code are owned by Party A. Upon termination of this Agreement, Party A may take back the business code and re-assign the same to other parties, and Party B shall not use such business code again.

(2) Party B’s Duties: In cases of acquisition, Party B may effect the transfer of the Monternet information service cooperation relationship (including parent-subsidiary, head-branch relationship and change of company name, etc.) only upon satisfaction of the following conditions:

1. for business involving online games, the acquirer shall have obtained a business license for cross-regional value-added telecommunications issued by Ministry of Industry and Information Technology;

2. the acquirer shall be able to present relevant certificates evidencing its control over the acquired enterprise of more than 50%;

3. the acquirer shall have relevant expertise or measures in place to guarantee the continuous stability of the original business quality and customer service level and shall not affect the customer experience after the acquisition.

II. Party A’s Rights and Obligations

4. Party A may verify the documents and materials provided by Party B as required hereunder relating to the normal operation of Party B’s business, such as business license, organization code certificate, tax registration certificate, bank account opening permit, qualification certificate, sources of information, copyright certificate (letter of authorization) and bank account information. If it is found that there is any false content or any unlawful content contained in those documents and materials, Party A may terminate this Agreement without liabilities. Party A may as per its needs request Party B to further provide certain documents certifying that Party B owns or has the license to the intellectual property rights involved in this Agreement.

5. Party A may establish the management rules, performance assessment provisions and customer service standards and documents relating to the game service (all attached hereto), and Party B shall comply with and implement such management rules, provisions and standards. Party A will assess the performance of Party B according to such provisions. If Party B fails to pass the assessment, Party A may suspend the cooperation with Party B hereunder or even terminate this Agreement.

6. Party A may examine any business of Party B involved in this Agreement. Party A may refuse to post any content provided by Party B which does not comply with any state law, regulation or policy, or is against the public order and morals or Party A considers inappropriate. If Party B carries out any activity endangering the state security, pornographic or superstitious or any other illegal activity or misconduct during the term of this Agreement, Party A may immediately terminate the cooperation with Party B, and report it to the public security bureau or any other competent government authority. If such activity causes any financial loss to Party A or any adverse effect on Party A’s goodwill, Party A may demand Party B to indemnify Party A against the damages and losses resulting therefrom. With respect to Party B’s business application, Party A shall give a clear reply to Party B within ten (10) business days upon the submission of complete business application materials by Party B.

7. Party A uses its own services to cooperate with Party B in the game business. For this purpose, Party A shall establish the service standards, design the service platform and service development plan, give guidance to provide the service, and have the final right to review and decide the service contents and any additional service of Party B relating to the cooperation hereunder. Party A may direct and supervise over the daily works of Party B relating to the cooperation hereunder, and may demand Party B to correct any activity that does not meet the business management requirements and claim liabilities for breach of contract against Party B.

8. Party A shall set the rate of service fee, while Party B may give certain proposal and advice to Party A in that regard. Party B’s proposal and/or advice will be implemented by Party A if the same is confirmed by Party A. If any service fee cannot be recovered due to such causes as user downtime, arrears or invalid user, such service fee will not be included in the base amount for the account settlement between both Parties.

9. If Party B breaches this Agreement, Party A may claim liabilities for breach of contract against Party B in accordance with the Rules of China Mobile Jiangsu Company for the Management of Own Business and other relevant business management rules. If Party B’s breach is caused by any malicious action of any competitor and Party B has provided certain conclusive and valid evidence, Party A may at its own discretion reduce or exempt the liabilities of Party B and claim the liabilities against the said competitor.

10. With respect to any abnormal traffic overload which affects the safety of Party A’s network operation, Party A may restrict transmission or timely adjust the traffic according to its system capacity. Furthermore, Party A may notify Party B to deal with the spams or illegal attacks from Party B within a prescribed period. If Party B fails to timely deal with them as required, Party A may take appropriate measures to avoid deterioration of the event. In case of any emergency, in order to protect the legitimate rights and interests of the customers, Party A may take appropriate measures without notice to Party B.

11. Party A shall, as per the business logic, provide the business platform interface, service code, business code and various technical trainings or supports such as billing and networking required for operating the business. If Party A intends to change certain important data, adjust its network or modify its software, which would affect the business, Party A shall give a prior notice to Party B.

12. Party A shall accept all service inquiries and complaints from the customers, and process customer feedbacks. Party A shall deal with all customer inquiries, reports and complaints arising from the problems in its network communication. Where the customer inquiry, fee inquiry, course of use, complaint or any other customer service problem which is not caused by any problem in the network communication and cannot be directly explained or the explanation is unsatisfactory to the customers, Party A will forward such issue through the customer service system to Party B’s secondary customer service for subsequent processing, and track the result and promptly give feedbacks to the customers.

13. If Party B commits any act breaching this Agreement or adversely affecting the customers, Party A may forthwith take certain necessary remedies to the affected customers and the involved business, so as to avoid deterioration of the losses suffered by the customers or expansion of the adverse effect. In case of any customer complaint which is caused by any fault of Party B and where a refund is to be paid (including 100% or 200% refund), Party A may advance the refund to the customer upon demand of the customer, and deduct the same from the amount of information fee payable to Party B.

14. Party A shall be responsible for the routine maintenance of the game platform, and solve all technical failures caused by its reason, so as to ensure the normal operation of the application services.

15. Party A will be responsible for management of such customer data as registration, login, identification and authentication, and may feedback relevant data to Party B in a given form. For online applications, Party A’s game business platform shall be interconnected with Party B’s content service system, and the data of the game business platform will serve as the basis for ultimate confirmation of customer’s use of Party B’s game business. Party A will statistically calculate the visit traffic to Party B’s application game business, and provide Party B with the results of such statistics in a proper form.

16. Party A may adjust the UI design of Party A’s WAP portal, client terminals and WEB website and the sequence of game business as per the business development.

17. Both Parties may jointly carry out marketing, promotional and advertising activities. For that purpose, Party A may request Party B to display the brand of “China Mobile Game”, and the relevant materials shall be subject to the prior review of Party A. Without Party A’s approval or authorization, Party B shall not use the logo of China Mobile or any other brand, or display the 10086 customer service hotline in its advertising materials. If Party B uses the brand of “China Mobile Game” beyond the marketing and promotion of the relevant services approved by Party A, and thus causes any adverse effect on Party A, Party A may deem it as an infringement and may demand Party B to cease such use and bear all liabilities and consequences resulting therefrom; where the circumstances are serious, Party A may claim the legal liabilities against Party B.

18. With respect to the channel cooperation, Party A may promote all connected game business of Party B reviewed and approved by Party A in Party A’s marketing channels and in the cooperative marketing channels.

19. Party A will utilize its resources to carry out integrated marketing, advertising and promotional activities, according to the business development stage and status, as well as the actual needs in the market.

20. Party A shall calculate and collect the business fees, and settle and pay the information fees to Party B in accordance with this Agreement.

21. In order to maintain the market order and avoid vicious competition while promoting the business development, Party A may restrict the number of partners that provide the similar contents or services of applications by implementing the mechanism of “bottom out” and “enrollment based on merits”, and may adjust the number of partners from time to time.

22. Upon expiration or termination of this Agreement, Party A may take back such resources as the platform account name assigned to Party B, and re-assign the same to other parties in cooperation.

III. Party B’s Rights and Obligations

23. Party B shall have obtained the qualification and license required for the operating the business hereunder, as well as the approval of and registration with the relevant authority. Party B must provide Party A with the true copies of the documents and materials as required hereunder relating to the normal operation of Party B’s business, such as business license, organization code certificate, tax registration certificate, bank account opening permit, qualification certificate, sources of information and bank account information, and ensure that the price of its fee complies with the regulations of the state pricing administrative authority. If Party B provide online game business, it shall provide true and valid copies of relevant licenses, such as, among others, Telecommunications Value-Added Business Operating License, Telecommunications and Information Service Operating License. Party B hereby undertakes that it satisfies the requirements of qualification as specified in the Rules of China Mobile Jiangsu Company for the Management of Own Business. Party B shall report and file any change of equity structure in written to Party A at the same time with any change happens. If the equity structure of Party B is changed and thus it fails to satisfy the basic requirements of qualification in the cooperation, and fails to notify Party A, Party A may terminate this Agreement and all liabilities resulting therefrom shall be borne by Party B. Party B shall be solely and fully responsible for any civil dispute or administrative liability arising from the operation of the business hereunder due to any problem in Party B’s qualification.

24. Party A may formulate and amend various business management rules, cooperation management measures, credit management measures, customer service management rules, assessment management measures and information service standards (the details of which will be published by Party A in the management system) from time to time during the term of this Agreement; all these rules, measures and standards shall be attached hereto as appendices; Party B hereby acknowledges and undertakes to provide the game services in accordance with such rules, measures and standards.

25. Party B must ensure that its game business is lawful; it has obtained all government licenses, production and/or use permits and/or authorizations required for the provision of such business; the content of its business is lawful and non-infringing, and does not infringe any intellectual property right (such as copyright) or any other lawful right of any third party by misappropriation or use without the prior consent of the copyright holder. If Party A is subject to any third-party infringement complaint, action or claim due to Party B’s game business, Party A may suspend the alleged infringing service and hand over the dispute to Party B for settlement. In that case, Party B must immediately communicate with the party that makes the complaint or claim, and all legal and financial liabilities resulting therefrom shall be borne by Party B. In addition, Party A may demand Party B to indemnify it against all financial losses and goodwill damages resulting therefrom.

26. During the term of agreement, without Party A’s prior written approval, Party B shall not directly or indirectly use any channel to interconnect Party A’s mobile data applications with any third party at any business layer.

27. Party B shall actively cooperate with Party A to test the interface, and provide its services in accordance with the service standards and interface specifications provided by Party A.

28. Party B must provide Party A with clear and unambiguous information and materials regarding Party B’s business, and bear all financial and legal liabilities arising therefrom.

29. Party B must log on Party A’s designated management system every day to view various notices, announcements and other information published by Party A, and promptly process relevant information. Party B shall be fully responsible for all losses caused by its failure to read the information published in the system.

30. Under the direction of Party A, Party B may decide whether to charge fee for certain service and decide the rate thereof, provided that the rate of of any individual game shall be limited to the maximum rate specified by Party A in the relevant management rules for the game business.

31. Party B shall actively carry out marketing and advertising activities according to Party A’s permit and uniform arrangement. Party B’s marketing and advertising materials shall display the brand of “China Mobile Game” and UI specification in accordance with the requirement of Party A. If Party B carries out any marketing or advertising activity without the permission of Party A, Party B shall indemnify Party A against all losses and damages (including but not limited to judicial and administrative penalties, and civil compensation).

32. If any third party files any administrative complaint, action or arbitration due to Party B’s no right in its product in cooperation or any other relevant content or due to Party B’s defective license granted hereunder, Party A may as per the actual circumstances cumulatively or selectively take the following remedies:

(1) to withhold the payment of a part of the income payable to Party B hereunder equal to the amount of damages claimed by the third party;

(2) to demand Party B to properly settle the issue at Party B’s own costs, and in this case, Party B shall at its own costs file a petition to the dispute resolution authority for participating in the dispute settlement as a third party upon request of Party A;

(3) to terminate this Agreement or any part hereof. If such remedies still cannot prevent the damages suffered by Party A, Party B shall, upon demand of Party A, promptly and fully indemnify Party A against and hold it harmless from all damages and losses, including but not limited to the amounts prepaid by Party A to Party B and/or financial losses resulting from interruption of business, and reasonable attorney’s fee, litigation or arbitration costs incurred by Party A for settling the dispute.

33. Party B shall provide the resources and various supporting services required for operating its business in accordance with the division of duties as stipulated in Article 3 above and strictly following the business development plan prepared by Party A; shall provide related work such as system maintenance and technical guarantee; shall appoint some persons for special maintenance, business, customer service and secondary customer service, set up and publicly announce the technical inquiry and complaint hotline, solve all relevant problems within the prescribed time period and ensure the safe, reliable and stable development of its business.

34. Party B shall assist Party A in planning the business operation, making the marketing strategy and carrying out business advertising activities, and provide all supports required for Party A’s marketing and promotional activities upon request of Party A.

35. During the term of this Agreement, Party B shall provide the periodic data analysis reports such as development of users, classification of users, habits of use and business prospect as required by Party A, as well as various detailed statistical statements.

36. Party B shall collect and edit, prepare, obtain the copyright license and preliminarily review the contents of all information involved in its business according to the business planning and the division of duties as specified in Article 3 above, strictly comply with the Measures for Administration of Internet Information Services and the Undertaking for the Responsibility of Information Security (Appendix 1 attached hereto), ensure the contents of all information provided hereunder will not violate any state law, regulation or policy or damage the public interests, and be responsible for all consequences resulting therefrom (including customer complaints, economic compensation and social impact).

37. Party B shall not send any advertisement or any other information irrelevant to the business and not accepted by Party A and the users to any user through Party A’s communication channel, or send any information violating the Undertaking for the Responsibility of Information Security (Appendix 1 attached hereto). Without the consent of the customers (whether registered or not), Party B shall not send any promotional material or any advertising material for the purpose of business advertisement and promotion to such customers. If Party B violates this provision, Party A may unilaterally terminate this Agreement, and withhold the amount of information fees payable to Party B in the last three continuous months as the liquidated damages.

38. Party B shall regularly inspect the security status of its supported business platform and business system, develop certain measures to promptly cope with emergencies, set up and publicly announce the technical inquiry and complaint hotline, and promptly resolve any failure according to Party A’s request. With respect to any system failure not in the user layer, it shall be resolved within 4 hours; with respect to any system failure in the user layer, it shall be resolved within 1 hour.

39. Any application provided by Party B hereunder shall not exceed the scope of business as described in Article 2 above. If Party B violates this provision, Party A may unilaterally terminate this Agreement, and Party B shall pay the liquidated damages equal to the amount of information fees receivable by Party B in the last three continuous months (excluding the month of such violation) commencing from the date of such violation. If Party B increases or reduces certain business relating to the cooperation hereunder, it shall give a written request to Party A at least one month in advance. Where Party A does not respond to the request, it shall be deemed that Party A rejects the request. If Party A approves Party B’s request for provision of additional business in writing, Party B shall test such additional business and submit a test report to Party A. Only if Party A confirms that the additional business is satisfactory, Party B may provide such additional business to the customers.

40. Party B shall establish a consumption mode with transparent price and informed consumption according to Party A’s uniform requirement, provide such content and service as service inquiry, cancellation and customer service instruction free of charge, and provide the customers with a convenient channel for inquiry of fees. Party B shall provide a fee inquiry mechanism in the customer service documentation and during the course of customer service. In its advertisements on the various media such as newspapers, TV, radio, websites and SMS, as well as in the service promotional materials, Party B must clearly provide the information about service introduction, rate of fees, method of use and customer service hotline, and publish and display the details about the involved business fee in the advertisements. With respect to the business use help information, customer service information, customer password, service hints and other system help information and menu operation information sent to the customers, Party B shall not charge any information fee.

41. When cooperating with Party A in carrying out the marketing and promotional activities, Party B shall at all times obtain the consent of the customers before it provides any service (including paid service and free service) to the customers, and must not provide any service to or charge information fee from any customer without customer’s prior knowledge about the service or upon customer’s involuntarily receipt of the service. Prior to the acceptance of the service by the customers, Party B shall cause the customers to have full knowledge about its business (including rate of business fee, form of business, frequency, use method, main content, method for cancellation and customer service).

42. During the course of fee inquiry or publication, Party B shall not use any ambiguous wording or fraudulent advertisement. All advertising activities of Party B must comply with the relevant state laws and regulations regarding release of advertisements. Party B shall ensure its advertising and marketing contents are true and complete, and shall be solely responsible for all liabilities arising from legal disputes due to its advertising activities. Party A is not responsible for such liabilities.

43. Party B shall not use any improper means or Party A’s communication channel to promote its business, or carry out any unfair competition or fraudulent activity, or cause any adverse effect on the business operated by Party A or Party A’s other partners. If Party B uses any fraudulent or improper means to promote its business or carry out any unfair competition, Party A may unilaterally terminate this Agreement in accordance with the Rules of China Mobile Jiangsu Company for the Management of Own Business, and withhold the amount of information fees payable to Party B in the last three continuous months as the liquidated damages.

44. Where any customer refuses to pay the fee or Party A advances the refund to the customer due to any quality problem in Party B’s service or overcharge of Party B’s fee exceeding the limit set by the pricing administrative authority, Party A may deduct such amount from the information fee payable to Party B hereunder; if the information fee payable to Party B is insufficient for such deduction, Party B shall pay the deficiency to Party A.

45. Party B shall provide the products that are listed on Party A’s game business platform to Party A for inclusion in such promotional activities as discount and free trial. Party B hereby accepts the allocation of costs relating to such promotional activities as determined by Party A.

46. If Party B is not qualified to operate any Internet service, it shall not provide any service means (including but not limited to service subscription and service on demand) to any customer through the Internet in whatever forms during the term of this Agreement. In addition, Party B shall not promote its business in cooperation hereunder on any website without the Telecommunication and Information Service Operating License. Party B shall be fully liable for its violation of the provisions mentioned above during the term of this Agreement.

47. Party B shall establish perfect internal management procedures and systems, strengthen the management of authority to transmit its internal information and the personnel management, and ensure that all contents provided to Party A’s customers are lawful. Party B shall educate its employees on the regulations and rules issued by the state government and the telecommunication administrative authority regarding the use of Internet, establish and improve its archives of users, strengthen its user management and education, and improve its management measures for the network safety and secrecy. If Party B fails to do so, Party A may terminate the cooperation with Party B.

48. Party B shall be responsible for the security of its own system, and regularly inspect the security of its system. When operating its business, Party B must not attack the network of China Mobile by whatever means. Party A may notify Party B to deal with any attack from Party B within a prescribed period. If Party B fails to timely deal with it as required, Party A may take appropriate measures to avoid deterioration of the event. In case of any emergency, in order to protect the legitimate rights and interests of the customers, Party A may take appropriate measures without notice to customers.

49. Upon termination of this Agreement, Party B shall cooperate with Party A to hand over the relevant equipment maintenance passwords, software development specifications, instructions for regional marketing events and customer information. When Party B withdraws its game service due to whatever reason (including compulsory withdrawal due to Party A’s performance assessment), Party B shall provide a one-month withdrawal transition period. During this period, Party B shall continue to provide its service to the customers, and make an announcement to the customers at a prominent place on its website (WAP/WWW) or any other influential channel stating that it will stop the game service soon. Party B shall also notify the registered users through SMS free of charge. During the withdrawal transition period, Party B shall continue providing services to the customers according to Party A’s request. After the cooperation is terminated, Party B shall still bear all liabilities caused by its own activities during the course of cooperation. In case of any substantial customer complaint due to any misconduct of Party B, Party B shall pay the liquidated damages equal to the amount of information fees receivable by Party B in last three continuous months.

50. If Party B satisfies the requirements of the business cooperation management rules, it may at its own discretion declare the game business and participate in the classification and grading of partners in cooperation, etc. with the guidance of Party A.

51. Upon thirty days prior to the expiration of this Agreement, Party B shall be obliged to check the renewal announcement published by Party A in Party A’s designated management system and take the initiative to contact Party A to actively cooperate with Party A with regard to the renewal of agreement. If after the expiration of this Agreement, Party B still fails to contact Party A to complete the renewal of agreement, it shall be deemed that Party B has no intention to renew this Agreement and the cooperation shall be terminated.

IV. Protection of Intellectual Property Rights

52. If Party B uses any work to which a third party owns the lawful intellectual property right, Party B must obtain a license from the third party or its agent for such work. If the content of any information provided by Party B infringes any right of any third party, Party B shall negotiate with the third party or its agent to obtain the license for such work from the third party.

53. Party B shall be responsible for all liabilities and consequences resulting from any illegal or infringing information or service content provided by Party B.

V. Rewards and Penalties

54. In case of any breach by Party B, Party A may exercise any one or more of the following rights: (i) to require Party B to immediately correct its breach, take corrective action within a prescribed period of time, and make public apologies to media and customers; (ii) to suspend the approval of Party B’s new business; (iii) to postpone or withhold the settlement with Party B; and (iv) to collect liquidated damages from Party B. In case of extraordinarily serious breach by Party B (such as those resulting in customer complaints to the level of Ministry of Industry and Information Technology or administration of communications, media exposure or lawsuits, etc.), Party A may immediately terminate this Agreement.

55. If Party B commits any act damaging the interest of Party A’s users during the term of this Agreement, including but not limited to:

(1) releasing any content endangering the state security or disseminating any reactionary, pornographic, superstitious, crime or illegal information;

(2) using any virus, malicious software or plug-in to charge and collect fees;

(3) collecting call charges from Party A’s users without any prompt;

(4) blocking any charge reminder in SMS which should be received by Party A’s users;

(5) committing any breach resulting in complaint of customer to the Ministry of Industry and Information Technology or the communications administrative authority, or media exposure or any legal action;

(6) cracking the game package without authorization, including, but not limited to, implanting content or code on its own, implanting advertisements and conducting other activities that harm the interests of China Mobile or China Mobile’s users.

(7) unilaterally promoting business by placing the customized channel package in the non-corresponding channel.

(8) any unusual issue with respect to the business operation data, such as business income and number of paid users;

then Party A may hold the settlement, and deduct and withhold the amount of information fee payable to Party B for the involved service. As per the severity of Party B’s breach, Party A may claim liabilities for breach of contract against Party B, fully deduct the unsettled amount and charge the liquidated damages, and terminate the cooperation with Party B. As the ultimately responsible party, Party B shall properly settle the customer complaints.

56. If there are a large number of customer complaints relating to Party B’s service during the term of this Agreement, and the number of complaints exceeds the maximum limit specified in the relevant performance assessment management rules, Party A may return the paid fees to the affected customers, and deduct the returned fees from the amount payable to Party B hereunder.

57. If Party B has fully complied with all provisions of this Agreement and the annual average customer complaint rate relating to Party B’s service is low, Party A will consider renewing the Agreement with Party B in priority under the equivalent conditions.

58. Party B shall not send any information to any customer who defaults in any due and payable game business information fees, or shall not permit such customer to play any content on demand for any other customer. If Party B sends any information to such customer or permits such customer to use the game business with full knowledge, Party A may demand Party B to pay compensation for the amount defaulted by the customer, and may terminate this Agreement.

59. If Party B breaches this Agreement, Party B may demand Party B’s affiliates (including but not limited to those affiliates which have the same legal representative, same shareholder or same registered address) to assume the liabilities jointly and severally.

VI. Customer Service

60. Both Parties shall work closely to jointly solve the problems relating to customer complaints, and establish the first inquiry accountability system. Both Parties shall accept customer complaints, and the party that initially accepts the complaint shall follow up the whole event, while the other party shall give assistance till the problem is solved.

61. Party A shall deal with all inquiries, appeals and complaints from the customers relating to the problems in its communication network. Party B shall deal with all customer complaints and inquiries relating to the problems in its business operation or provision of service or content, and promptly deal with and respond to the customer complaints transferred by Party A. Party B must respond to any customer complaint within 2 hours, and solve the customer complaint to the satisfaction of the customer within 48 hours. With respect to any customer inquiry or complaint transferred by Party A, Party B shall respond to it within 24 hours, and solve the customer complaint to the satisfaction of the customer within 48 hours.

62. Party B shall provide Party A with an accessible 7X24 customer service hotline, appoint special persons to support the secondary customer service, and keep fast response and interaction with Party A’s customer service system. Party B’s customer service measures shall at least include: (1) Customer service hotline: a direct 7X24 customer service hotline (mobile phone number or 400 or 800 transferred toll number), which shall not be powered off or transferred, with the accessibility rate not less than 80%; if the customer service hotline is to be changed, Party B shall give a request at least two months in advance, and the original number shall be kept at the same time at least for two months. (2) Customer service contact person: Party B shall appoint at least one contact person, whose contact phone shall be powered on 7x24 hours and shall not be transferred; the contact number shall be a mobile number (which shall not be changed throughout the course of cooperation). (3) Customer service email address: the email box shall be accessible and can receive emails normally, and the capacity shall be at least 100M.

63. When Party A and its branches are dealing with customer complaints, Party B shall actively cooperate with the relevant investigations as required, and provide the relevant historical records and basis.

64. In case of any customer complaint which is caused by any fault of Party B and where a refund is to be paid (including 100% or 200% refund), Party A may advance the refund to the customer upon demand of the customer, and deduct the same from the amount of information fee payable to Party B.

65. Upon expiration of this Agreement, Party B shall take all efforts to hand over the platform to Party A, and deal with all customer complaints arising from such handover.

VII. Business Mode in Cooperation

66. Party A shall collect the communication fees, function fees and information fees from the customers accrued from use of the service specified herein in each account period.

67. Both Parties will settle the information fees relating to the business specified herein on a monthly basis according to the following rules:

1) Console Game Cooperation: Party A will pay 50% of the total amount of information fees to Party B as payable information fee, and the other 50% shall be the service fee receivable by Party A; for Android/OPhone/education related games, 70% will be paid to Party B as payable information fee, the other 30% as service fee receivable by Party A; other changes in such income sharing percentage due to business changes shall be subject to a supplementary agreement executed by both Parties.

2) Channel Cooperation: if Party B’s business is selected to the mode of channel cooperation, Party A will pay a percentage not lower than 30% but not higher than 70% of the total amount of information fees to Party B as payable information fee, and the other part shall be at the disposal of Party A as the service fee receivable by it; the exact mode of income sharing shall be subject to the channel cooperation agreement executed by and between Party A and each channel cooperation partner.

3) Online Game Cooperation: if Party B’s business falls into the category of cell phone online game business, PC online game business or cell phone web page online game business for commercial purposes (other than WAP image-text online game business), then 70% will be paid to Party B as payable information fee, the other 30% as service fee receivable by Party A. In case of WAP image-text online game business, then 50% will be paid to Party B as payable information fee, the other 50% as service fee receivable by Party A.

68. The account settlement between both Parties shall use the amounts of function fees and information fees actually received by Party A as the base, according to the data provided by Party A’s BOSS system. The base of account settlement will not take account of any abnormal fees found by Party A in its audit. The audit rules will be adjusted by Party A as per the business operation status from time to time. The content of such audit shall include but not limited to:

(1) Charges against customers with canceled account (including pre-canceled account): all fees incurred from the accounts in the status of cancellation or pre-cancellation within the account period;

(2) Charges against customers with suspended account: all fees incurred from the accounts in the status of suspension within the account period;

(3) Refunds: the sum of all refunds confirmed within the same account period;

(4) Customer service costs: the cost of such customer services as customer complaint and inquiry confirmed within the same account period;

(5) Malicious arrears;

(6) Fees incurred from invalid customer accounts such as silent account, or from customer accounts not used normally such as account not within the business scope stipulated herein;

(7) Income from breaching activity or abnormal business activity: the income of Party B received from any breaching activity or abnormal business activity, such as self-consumption;

(8) Any function fee, information fee or communication fee refused to pay by the customers, or arrears, due to any quality problem in Party B’s content or service;

(9) Party A may use the balance in any customer’s discount account to set off or pay the amount of payable fees, and will not take account of such fees in the account settlement with Party B;

(10) Other causes.

69. With respect to the fees accrued from Party B’s use of Party A’s paid marketing resources, the costs of marketing activities repaid by Party A to the customers on behalf of Party B or other deductions payable by Party B to Party A, such amounts may be settled with the information fee payable by Party A to Party B in the same period by set-off.

70. Party A shall issue a monthly account statement according to the rules relating to business mode, and send it to Party B for review and confirmation. Party B shall issue a formal and valid tax invoice consistent with the economic items set out herein to Party A within seven business days following the receipt of such statement. Party B’s issuance of the invoice indicates its acceptance of the account settlement data provided by Party A.

71. In accordance with the state requirement of replacing the business tax with value-added tax, if Party B is subject to this requirement, when Party B is settling the accounts with Party A, Party B shall issue the VAT invoice in compliance with the state laws, regulations and standards to Party A according to the settled amount in each period and Party A’s policy of “replacing the business tax with value-added tax”. Party B hereby undertakes the form and substance of its invoice is lawful, effective, complete and accurate. Where Party B fails to issue a VAT invoice or issues an invalid VAT invoice, Party A may postpone its payment without liability until Party B issues a valid VAT invoice, and Party B shall still perform its obligations hereunder during that period.

Party B shall issue an invoice upon receipt of Party A’s request for invoice and deliver such VAT invoice to Party A within 10 business days following the issue of such invoice. The date on which Party A receives the invoice by signing shall be be deemed as the delivery date of such invoice. Where Party B issues an invalid VAT invoice, it shall, at Party A’s request and at its own costs re-issue a valid VAT invoice and deliver it to Party A within 10 business days following the receipt of such request.

Where Party B fails to issue and deliver a VAT invoice in accordance with this Agreement, it shall re-issue a valid invoice according to Party A’s requirement. In that case, Party B shall indemnify Party A against all losses resulting therefrom upon demand of Party A; where the circumstances are serious, including but not limited to failure to issue and deliver the invoice in accordance with this Agreement for more than 3 times, substantial losses suffered by Party A due to Party B’s breach or frustrated performance of this Agreement due to Party B’s breach, Party A may terminate this Agreement, and Party B shall indemnify Party A against all losses resulting therefrom and Party A may demand Party B to pay doubled amount of the losses suffered by Party A. Within two years as from the date of termination of this Agreement by Party A, Party B shall not participate in any similar product or service cooperation with Party A and its affiliates.

Where Party B issues and delivers an invoice in violation of any state law, regulation, rule or policy, Party B shall be subject to the corresponding legal liabilities, as well as the following liabilities for breach of contract: 1. to re-issue an invoice or make any other remedy at Party A’s request; 2. to fully indemnify Party A against the losses resulting therefrom and Party A may demand Party B to pay doubled amount of the losses suffered by Party A; 3. where Party B paid a performance bond, Party A will confiscate the bond; 4. Party A may terminate this Agreement, and within two years as from the date of termination of this Agreement by Party A, Party B shall not participate in any similar product or service cooperation with Party A and its affiliates.

Where a VAT invoice issued by Party B is not accepted by the tax authority, and thus Party A cannot deduct the amount thereof, Party B shall indemnify Party A against the losses resulting therefrom, and Party A may terminate this Agreement and demand Party B to pay doubled amount of the losses suffered by Party A.

Upon the completion of bank transfer by Party A or its affiliates, it shall be deemed as that Party A has performed its payment obligation hereunder, and Party B shall be liable for all the legal risks in connection with such bank account thereafter.

72. During the term of this Agreement, if the number of users or volume of business is quickly dropped, Party A may adjust the business mode in cooperation with Party B through negotiation.

VIII. Confidentiality

73. For the purpose of this Agreement, the “Proprietary Information” shall mean any information received by one Party from the other Party (“Disclosing Party”) during the cooperation, which is developed, created, discovered, known by or transferred to the Disclosing Party, having commercial value to the Disclosing Party’s business.

74. Proprietary Information shall include but not limited to technical information, business information, documents, programs, plans, technologies, diagrams, models, parameters, data, standards, know-hows, businesses or business operation methods and other proprietary information, the terms and conditions of this Agreement, and other information relating to this Agreement, and the information, data, materials, opinions, proposals, works in progress and final works generated from the performance of this Agreement, as well as the customer information and other information relating to the business of the Disclosing Party, or the confidential information received by the Disclosing Party from other parties.

75. Both Parties hereby understand that Proprietary Information is owned and will be owned by the Disclosing Party; and such Proprietary Information is of importance to the Disclosing Party; the cooperation between both Parties hereunder creates the confidentiality and trust relationship between both Parties concerning the Proprietary Information.

76. Without the prior written approval of the Disclosing Party, the receiving Party shall keep confidentiality of all proprietary information provided by the Disclosing Party, and shall not use such proprietary information or disclose any of such proprietary information to any person or entity, unless it is necessary to use or disclose such proprietary information for performance of this Agreement.

77. Both Parties shall keep strict confidentiality of this cooperation and the terms and conditions of this Agreement, particularly as to the competitors of Party A. Neither Party may disclose the content hereof or information in connection herewith to any third party, without the prior written approval of the other Party. For the purpose of this Article 77, a “third party” shall mean any individual, corporation or any other entity other than the parties to this Agreement. However, Party A may disclose the Confidential Information to its affiliates. Party A’s affiliates shall include China Mobile Communications Co., Ltd., China Mobile Group and its directly or indirectly controlled companies with the primary business of mobile communication within the territory of the People’s Republic of China, and their lawful successors.

78. For the purpose of this Agreement, “Confidential Information” shall exclude:

(1) any information which has become generally known by the public when it is disclosed, or it becomes generally known by the public after it is disclosed, without any fault of the receiving Party and/or its employee, counsel, accountant, contractor, consultant or any other person;

(2) any information which is proved with documentary evidence that the information is possessed by the receiving Party at the time of disclosure, and such information is not directly or indirectly originated from the Disclosing Party; or

(3) any information which is proved with documentary evidence that the information has been disclosed by any third party to the receiving Party, and such third party is not subject to the confidentiality obligation and has the right to make such disclosure.

79. The Disclosing Party may at any time give a written notice to the receiving Party, demanding the receiving Party to return any material containing the Confidential Information and/or the copy thereof. When such material is returned, the receiving Party shall also provide a written statement stating that the receiving Party does not directly or indirectly retain or control any Confidential Information or any such material containing the Confidential Information after the aforesaid material is returned. The receiving Party shall fulfill such requirement within ten (10) days upon receiving the written notice. If it is agreed by both Parties that any material containing the Confidential Information and/or the copy thereof will not be returned to the Disclosing Party, the receiving Party shall destroy or irretrievably delete such material and/or the copy thereof upon request of the Disclosing Party and give a written statement to the Disclosing Party certifying such destruction or deletion.

IX. Liabilities for Breach of Contract

80. If either Party fails to perform any provision of this Agreement, it shall be deemed as an individual breach of contract.

81. If either Party breaches this Agreement such that this Agreement cannot be performed, the other party may terminate this Agreement.

82. If a Party’s breach has caused adverse social impact or economic loss on the other Party, such other Party may claim liabilities from such breaching Party, require the breaching Party to eliminate such adverse impact, make corresponding economic compensation and terminate this Agreement.

83. In case of Party B’s breach hereunder, Party A may claim breaching liabilities from Party B in accordance with all management rules, measures and service standards for various game business (subject to the contents posted by Party A on the management system) as formulated and updated by Party A from time to time.

84. In case of any Party’s breach of this Agreement, or violation of other management rules, measures and service standards for various game business (subject to the contents posted by Party A on the management system) causing the performance of this Agreement impossible, the non-breaching Party may terminate this Agreement and claim breaching liabilities from the breaching Party according to the requirements posted on Party A’s management system and the relevant terms hereunder. If a Party’s breach has caused adverse social impact or economic loss on the other Party, such other Party may claim civil liabilities against the breaching Party.

85. If either Party receives a written notice from the other Party stating the details of breach and such breach is confirmed, the Party shall make remedy within 20 days and give a written notice to the other Party. If the Party receiving the notice of breach thinks such breach does not exist, it shall give a written objection or statement to the other Party within 20 days. If the Party receiving the notice fails to give a reply within the specified period, it shall be deemed that the Party thinks such breach does not exist. In that case, both Parties may negotiate this issue; if both Parties cannot reach an agreement through negotiation, it shall be settled according to the provisions of dispute settlement contained herein. The breaching Party shall indemnify the non-breaching Party against all economic losses resulting from the breach.

X. Force Majeure

86. If the performance of this Agreement cannot be wholly or partly performed due to any accident or any event of force majeure, neither Party is liable for the economic losses suffered by the other Party resulting therefrom. The Party affected by the event of force majeure shall immediately send a written notice to the other Party upon occurrence of such event, and shall provide a valid certifying document stating the detail of such event and the reason for its failure to perform this Agreement or any part hereof or the reason for delay in performance, within fifteen (15) days upon occurrence of such event. Both Parties may decide to continue the performance of this Agreement or terminate this Agreement through negotiation, as per the impact of such event on the performance of this Agreement.

XI. Effectiveness, Amendment and Termination

87. The term of this Agreement shall be as from December 1, 2013 to November 30, 2014. During the term of this Agreement, if either Party intends to add new kind of service in cooperation, both Parties may enter into a supplementary agreement as an appendix attached hereto.

88. If either Party intends to amend or terminate this Agreement, it shall give a written notice to the other Party at least one month in advance. Oral notice is invalid. The other Party shall give a reply within one month. If the other Party refuses negotiation, it shall be deemed that this Agreement automatically terminates. Any dispute arising from the termination of this Agreement shall be settled by both Parties through negotiation.

89. Upon termination of this Agreement, Party B shall assist Party A in settling the subsequent issues relating to the customers. The responsible party shall settle all customer complaints and claims caused by termination of this Agreement.

90. Any issue absent hereof shall be settled in accordance with the management rules such as the Rules of China Mobile Jiangsu Company for the Management of Own Business. Where there is no provision in the management rules mentioned above, it shall be supplemented in writing by both Parties through friendly negotiation.

91. This Agreement shall be governed by the applicable laws of China. If a dispute cannot be settled through negotiation, either Party may file an action before the people’s court in the jurisdiction where Party A resides.

92. The contents under cooperation other than those provided in this Agreement may be supplemented by a Cooperation Supplementary Agreement, and shall take effect upon signing and stamping by the Parties.

93. This Agreement (including Appendix 1: Undertaking for the Responsibility of Information Security, Appendix 2: Party B’s Business License and Qualification Certificates, Appendix 3, Appraisal Management Rules) is made in four counterparts, two for each Party and each being of equal legal effect; and Appendix 4: Cooperation Supplementary Agreement has the same legal effect.

94. The state policies on replacing the business tax with the value-added tax for the communications industry will be issued on January 1, 2014, at which time Party A shall be entitled to unilaterally terminate this Agreement by giving a written notice if it holds that such policies will affect the cooperation mode of game business between the Parties. The relevant fees will be settled based on the actual situation. Neither Party will take any liabilities for breach of contract. If this Agreement is terminated as described above, the Parties will separately sign an agreement if they intend to continue the cooperation.

Appendix 1: Undertaking for the Responsibility of Information Security

Appendix 2: Party B’s Business License and Qualification Certificates

Appendix 3: Appraisal Management Rules

Appendix 4: Cooperation Supplementary Agreement

Party A: China Mobile Group Jiangsu Co., Ltd.	Party B: Shenzhen iDreamSky Technology Co., Ltd.

Authorized Representative: /s/ electronically signed	Authorized Representative: /s/ electronically signed

Signing Date: December 9, 2013	Signing Date: December 9, 2013

[Screenshot of execution status]

Electronic Contract Management

Corporation Contract Management

Contract Information Management

Name of the Contract	Contract Type	Contract Status	Contract Upload Date	Time of Signature	Contract Effective Time	Operation

Shenzhen iDreamSky Technology Co., Ltd. (Newly signed CP in 2013)

Shenzhen iDreamSky Technology Co., Ltd.	Master Contract	Both parties signed.	2013-12-03 08:47	2013-12-09 16:08	2013-12-19 08:39	☐ View ☐ Download

Appendix 1:

Undertaking for the Responsibility of Information Security

During the business cooperation with Party A, we will strictly comply with the state laws and regulations, ensure all information and contents provided by us are secure. We will also:

1. Establish and improve the internal protection system, information security and confidentiality system and customer information safety management system relating to our products, as well as the information security accountability system and the information release examination and approval system, and strictly examine all information to be released by us.

2. Strictly comply with the Measures for Administration of Internet Information Services, and monitor the information released on the platform maintained by us, the information and contents transmitted through Party A’s communication channel, and the conducts and data of the customers, ensure all information and contents are healthy and lawful, and avoid any authorized disclosure of customer information.

3. Display customer code when sending any information through Party A’s communication channel, and not directly send any anonymous information to any mobile phone customer.

4. Provide the services in strict compliance with Party A’s requirements with respect to the services operated or supported by us and Party A in cooperation. Clearly define the customer group and the scope of customers; ensure all mobile phone customers accept our services voluntarily; will not provide any information to any non-subscribed customer. If we send professional information to the mobile phone customers through Party A’s communication channel, we must apply for and obtain the required qualification from the competent government authority, and strictly comply with the relevant provisions.

5. We warrant and undertake that our business in cooperation will comply with the relevant provisions of China Mobile prohibiting fee-collection service of whatever forms, and will not use the Monternet business to collect any fee for any other business or service by any of the following means:

(1) using the Monternet business to collect any fee for any service not used or fulfilled through this network, including but not limited to collection of any fee downloading movies or songs;

(2) The businesses and services not covered by the Monternet business may not be used unless the Monternet business has been customized or used, including giving other “complimentary” Internet services by customizing or using the Monternet business.

6. Not provide any non-subscribed service (including information service) to any mobile phone customer beyond the scope of license.

7. Not produce, reproduce, distribute or disseminate any information that includes the following contents through Party A’s channel:

(1) Content that is against the basic principles of the Constitution;

(2) Content that endangers state security, divulges state secret, subverts state sovereignty or jeopardizes state unity;

(3) Content that damages the reputation and interests of the state;

(4) Content that incites ethnic hostility and ethnic discrimination or jeopardizes unity among ethnic groups;

(5) Content that damages the state religious policy or advocates sects or feudal superstitions;

(6) Content that disseminates rumors, disturbs the social order or damages social stability;

(7) Content that disseminates obscenity, pornography, gambling, violence, homicide and terror, or incites crime;

(8) Content that insults or slanders others or that infringes their legal rights and interests;

(9) Other content prohibited by laws or administrative regulations;

(10) Content that releases any advertising or promotional material, or any spam irrelevant to the business;

(11) Use any WAP website (other than Monternet) to promote or guide users to subscribe WAP services in cooperation.

8. If we find that any information released by this system clearly falls within the contents listed in Article 7 above, we will immediately discontinue the transmission of such information and make a report to relevant government authorities.

9. If it is difficult to determine whether certain information released through Party A’s channel falls within the contents listed in Article 7 above, we will submit it to the relevant authority for review before it is released.

10. We will keep confidentiality of all personal data of the customers. Without the prior consent of the customers, we will not disclose their personal data to others, unless it is otherwise required by the laws.

We hereby guarantee that we will accept the supervision and management of China Mobile Group Jiangsu Co., Ltd. during the course of business operation; if we fails to comply with any provision hereof, we will assume all legal liabilities and the liabilities for breach of contract resulting therefrom.

Undertaker: (Company Stamp)

Date:             , 2013

Appendix 2:

Party B’s Business License and Qualification Certificates

To provide the scanned copies of Party B’s business license and qualification certifications

[The scanned copies are included.]

Appendix 3:

Appraisal Management Rules

1. Credit Point Management

The credit point of the game business will be measured per province, and the average credit point of all provinces will be the all network credit point of the partner in cooperation for the mobile game business line. The measurement of credit point for each province adopts the increase and decrease system, and the aggregate point will be the credit point of such province. After initialization, the credit point of such partner for each province will be measured at the end of each month. Credit point will be increased or decreased based on the business operation of such partner in this province during the appraisal month. Then the average point will be calculated after aggregation of all credit point of each province, which will be the all network credit point of such partner for the mobile game business line.

Method of Point Calculation:

Credit point of each province = aggregate point for the previous month + increased point for the current month – decreased pointed due to the breach of contract – decreased point due to complaint – decreased point based on the performance of contract

All network credit point = credit point of province No. 1 + credit point of province No. 2 + …… credit point of province No. n / the number of provinces (n)

Rules for initialization of credit point: the initial point of the first month for a new partner is 85; the initial point for a partner having a breaching record in other business lines during the last six months is 65.

Principles for increasing points: if a partner has not committed any breach of contract, has maintained complaints at an accepted level and performed agreement satisfactorily for two consecutive months, it will be awarded with 10 points; starting from the third month, 5 points will be added for each additional month. The upper limit of the credit point is 100 points.

Principles for decreasing points: if a partner has breached contract, received complaints and performed agreement beyond the limit of appraisal, points will be deducted from its credit point accordingly each time. The lower limit of the credit point is -20 points.

Method of decreasing points due to breach of contract: decreased points due to breach of contract = base of point decrease based on the nature of breach of contract * degree of breach of contract; the decreased points for one single breach should not exceed the upper limit for such kind of breach.

Method of decreasing points due to complaints: the partner’s complaint appraisal index includes three levels based on the number and rate of complaints by users. Credit points will be deducted accordingly if the partner in cooperation receives complaints beyond the index for that month.

Method of appraisal based on the performance of contract: the partner’s performance of contract will be appraised according to its cooperation during the management of operation. Credit points will be deducted accordingly if it fails to reach the appraisal index.

When a partner’s credit point is relatively low, it will be imposed with such measures as, among others, suspension from new business, suspension from all business billings, removal of all business from online and termination of cooperation.

2. Classification and Grading Management:

Classification and grading management aims to appraise the level of credit and performance of partners in cooperation. The partners in cooperation with a disqualified level of credit fall into the “disqualified” class; those partners in cooperation with a qualified level of credit may participate in the grading of excellent partners in cooperation in the game business line, and will be graded into four classes, i.e. A, B, C and common, based on two aspects including their comprehensive strengths and the potential of growth. Pursuant to such grading, the game base will impose punishment measures on “disqualified” partners, manage “common” partners by common ways, and treat excellent partners with strength or potential in class of A, B or C differentially when allocating business and marketing resources proportionately, guiding partners to operate in a healthy way and jointly regulating and prospering the game market. The game base provides partners with resource support of different levels according to their respective classes.

Appendix 4:

Cooperation Supplementary Agreement

Supplementary agreement can be made as per the specific cooperation and will take effect after signing and stamping by the Parties.

Party A: China Mobile Group Jiangsu Co., Ltd.	Party B:

Authorized Representative:	Authorized Representative:

Signing Date:	Signing Date:

[Electronic signature]

Status of Agreement	Signed by both Parties

Enterprise Signature Value	vD6YKerc/nsJM3byaHYMylUQ04RmEMSadglDl6rohni4CTJX5V30R6vxS0qxZj9A6Uuu LI1+64Wx7buIOyD+tKxrIOn8lydRfOTUin8n09p8EmT6r09XG34si0bc8cAadwyHOknTjCbII QnEd/oCgAQFXxLBvFduhSZoUosowt0=

Base Signature Value	D0cSNeFsmceFMvEibuiO5F6D6ncEu3j9GBpzXM/tofXgadj6nyk/fKn/CjIqJ/4o3ewfrbP42NllDIvD EnDbA9XqRnxlWFdVVVjo1nGTuJ0pzJWwXGsD01Zx7nV/Qcr68BhdyDXkniiw059Vcl Fes2sxpP7CTd0tB951UaXgOfE=